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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         TeleBanc Financial Corporation
            --------------------------------------------------------
             (Exact Name Of Registrant as Specified in its Charter)

                    Delaware                                                 13-3759196
------------------------------------------                              -----------------
 (State of Incorporation or Organization)                               (I.R.S. Employer
                                                                        Identification no.)

         1111 North Highland Street
            Arlington, Virginia                                                22201
------------------------------------------                              -----------------
 (Address of principal executive offices)                                   (zip code)

   If this form relates to the registration of a            If this form relates to the registration of a
   class of securities pursuant to Section 12(b)            class of securities pursuant to Section
   of the Exchange Act and is effective pursuant to         12(g) of the Exchange Act and is effective
   General Instruction                                      pursuant to General Instruction

   A.(c), check the the following box. [ ]                  A.(d), check the following box. [X]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class                                         Name of Each Exchange on Which
to be so Registered                                         Each Class is to be Registered
-------------------                                         ------------------------------

      none
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

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, par value $0.01 per share
                     ---------------------------------------
                                (Title of class)



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Item 1.   Description of Registrant's Securities to be Registered.

          Information concerning the common stock, par value $0.01 per share (the "Common Stock"), of TeleBanc Financial Corporation (the "Company") to be registered hereunder is incorporated by reference to the section entitled "Description of Securities" in the prospectus forming a part of the Registration Statement on Form S-2 (Registration No. 333-52871), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), including any prospectus filed pursuant to Rule 424(b) under the Securities Act which shall be deemed to be incorporated into the Registration Statement.

Item 2.   Exhibits.

          1. Amended and Restated Certificate of Incorporation of the Company is incorporated herein by this reference to Exhibit 3.1(a) to Amendment No. 1 to the Company's Registration Statement on Form S-2, dated June 22, 1998 (File No. 333-52871).


          2. The Bylaws of the Company are incorporated herein by this reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, dated March 31, 1997.


          3. A specimen certificate evidencing shares of Common Stock of the Company is incorporated herein by this reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, dated March 25, 1994 (File No. 33-76930).


          4. Form of warrant for the purchase of shares of Common Stock, issued in connection with the Unit Purchase Agreement, dated February 19, 1997, among the Company and the Purchasers identified therein is incorporated herein by this reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated March 17, 1997.


          5. Form of warrant for the purchase of shares of Common Stock, issued in connection with the units of warrants and subordinated debt sold in the Company's initial public offering is incorporated herein by this reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1, dated March 25, 1994 (File No. 33-76930).


          6. Form of Certificate of Exchange Junior Subordinated Debentures is incorporated herein by reference to Exhibit 4.3 to the Company's Form 10-K/A for the year ended December 31, 1997, dated April 2, 1998.


          7. Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated June 9, 1997, is incorporated herein by this reference to Exhibit
3.4 to the Company's Registration Statement on Form S-4, dated December 8, 1997 (File No. 333-40399).


          8. Form of Exchange Capital Security Certificate is incorporated herein by this reference to Exhibit 4.6 to the Company's Registration Statement on Form S-4, dated December 8, 1997 (File No. 333-40399).


          9. Exchange Guarantee Agreement by the Company for the benefit of the holders of Exchange Capital Securities is incorporated herein by this reference to Exhibit 4.7 to the Company's Registration Statement on Form S-4, dated December 8, 1997 (File No. 333-40399).

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          10.  Declaration of Trust of TeleBanc Capital Trust II, dated
May 22, 1998 is incorporated herein by this reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-2, dated June 22, 1998 (File No. 333-52871).


          11.  Certificate of Trust of TeleBanc Capital Trust II, dated
May 22, 1998 is incorporated herein by this reference to Exhibit 4.7 to Amendment No. 1 to the Company's Registration Statement on Form S-2, dated June 22, 1998 (File No. 333-52871).


          12. 1994 Stock Option Plan is incorporated herein by this reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, dated March 25, 1994 (File No. 33-76930).


          13. 1997 Stock Option Plan is incorporated herein by this reference to Exhibit D to the Company's definitive proxy materials which were filed as
Exhibit 99.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, dated March 31, 1997.


          14. 1998 Stock Incentive Plan is incorporated herein by this reference to Exhibit 10.3 to Amendment No. 1 to the Company's Registration Statement on Form S-2, dated June 22, 1998 (File No. 333-52871).


          15. Registration Rights Agreement, dated June 5, 1997, among the Company, TeleBanc Capital Trust I and the Initial Purchaser is incorporated herein by this reference to Exhibit 4.8 to the Company's Registration Statement on Form S-4, dated December 8, 1997 (File No. 333-40399).


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                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             TELEBANC FINANCIAL CORPORATION



Date:  July 1, 1998                          By:  /s/ MITCHELL H. CAPLAN
                                                  -----------------------------
                                                  Mitchell H. Caplan
                                                  Chief Executive Officer and
                                                  President

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